Exhibit 99.1

RetailMeNot Announces First Quarter 2015 Financial Results

•	Mobile Online Transaction Net Revenues grew 137% over the prior year period

•	Advertising + In-Store Net Revenues grew 100% over the prior year period

•	GAAP EPS of $0.07; non-GAAP EPS of $0.20

•	Adjusted EBITDA of $18.7 million; EBITDA margins of 31%

AUSTIN, Texas, May 5, 2015 — RetailMeNot, Inc. (NASDAQ:SALE), the operator of the world’s largest marketplace for digital offers, today announced its financial results for the first quarter ended March 31, 2015.

First Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the first quarter of 2014 unless otherwise noted)

•	Total net revenues declined 1% to $60.4 million.

•	Mobile online transaction net revenues increased 137% to $5.6 million, representing 9% of total net revenues.

•	Advertising + in-store net revenues increased 100% to $7.7 million, representing 13% of total net revenues.

•	Desktop online transaction net revenues, which includes desktop and tablet, declined 14%, to $47.1 million, representing 78% of total net revenues.

•	Net revenues from international markets were flat, totaling $13.7 million, representing 23% of total net revenues.

•	GAAP net income was $4.1 million, reflecting a decrease of 33%, compared to $6.1 million.

•	Non-GAAP net income was $10.8 million, reflecting a decrease of 15%, compared to $12.6 million.

•	EPS was $0.07 per share, based on 55.0 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.20 per share, based on 55.0 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $18.7 million, down 13% and representing 31% of total net revenues.

•	Total visits grew 16% to 179.9 million.

•	Monthly mobile unique visitors grew 55% totaling 18.4 million.

“We made solid progress this quarter in executing on our plans to further monetize our fast growing mobile audience,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “In 2015, we continue to focus on innovating and investing in our highest growth areas such as in-store and mobile, increasing our audience of consumers coming directly to our marketplace, investing in a strong sales organization to deepen our relationships with retailers and looking for ways to help more consumers save money across the growing omni-channel landscape.”

Business Outlook

Second Quarter 2015

•	Total net revenues are expected to be in the range of $55.0 to $58.0 million, or a decline of 5% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $12.0 to $14.0 million, or adjusted EBITDA margins of 23% at the mid-point.

Full Year 2015

The company is reiterating guidance for the year:

•	Total net revenues are expected to be in the range of $275 to $285 million, or growth of 6% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $92 to $100 million, or adjusted EBITDA margins of 34% at the mid-point.

The above statements are based on current expectations and actual results may differ materially as explained in “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures is provided below under the caption “Use of Non-GAAP Financial Measures”.

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its first quarter 2015 financial results and business outlook today at 7:00 a.m Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com/events.cfm?Year=. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results. Additionally, in advance of the conference call, RetailMeNot will post first quarter 2015 Management Commentary that can be accessed at http://investor.retailmenot.com.

Following completion of the call, a recorded replay of the webcast will be available on the website at http://investor.retailmenot.com. A replay of the call will be available beginning at 10:30 a.m. Central Time on May 5, 2015 through May 12, 2015 at 10:59 p.m. Central Time. To listen to the telephone replay, call (855) 859-2056 within the US, or (404) 537-3406 if calling internationally. Access Code 22584279.

About RetailMeNot, Inc.

RetailMeNot, Inc. (http://www.retailmenot.com/corp/) operates the world’s largest marketplace for digital offers. The company enables consumers across the globe to find hundreds of thousands of digital offers for their favorite retailers and brands. During the 12 months ended March 31, 2015, RetailMeNot, Inc. experienced over 720 million visits its websites, and during the three months ended March 31, 2015, monthly mobile unique visitors totaled 18.4 million. In 2014, RetailMeNot, Inc. estimates $4.4 billion in paid retailer sales were attributable to consumer traffic from digital offers in its marketplace. The RetailMeNot, Inc. portfolio includes RetailMeNot.com, the largest digital offer marketplace in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk, the largest digital offers marketplace in the United Kingdom; Deals.com in Germany; Actiepagina.nl, a leading digital offers site in the Netherlands; Bons-de-Reduction.com and Ma-Reduc.com, leading digital offers sites in France; Poulpeo.com, a leading digital offers site with cash back in France; andDeals2Buy.com, a digital offers site in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications.

Monthly Mobile Unique Visitors. This amount represents the average number of monthly mobile unique visitors for a three month period ending March 31, 2015. RetailMeNot counts each of the following as a monthly mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a monthly mobile unique visitor as they are tracked separately for each mobile domain. We measure monthly mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided in this release below.

RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income and non-GAAP net income per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income and non-GAAP net income per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits, monthly mobile unique visitors, e-mail subscribers, other consumer engagement metrics and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines; (2) RetailMeNot’s ability to monetize digital offers available through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations imposing sales tax on e-commerce or m-commerce; (9) RetailMeNot’s ability to protect consumer data and its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of recent and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 25, 2015. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

— RMNSALE-F –

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net revenues	$60,384	$61,270
Costs and expenses:
Cost of net revenues (1)	5,346	4,430
Product development (1)	13,320	10,706
Sales and marketing (1)	21,641	21,172
General and administrative (1)	9,570	9,347
Amortization of purchased intangible assets	2,626	3,443
Other operating expenses	765	1,348

Total costs and expenses	53,268	50,446

Income from operations	7,116	10,824

Other income (expense):
Interest expense, net	(421)	(531)
Other income (expense), net	(243)	28

Income before income taxes	6,452	10,321
Provision for income taxes	(2,393)	(4,246)

Net income	4,059	6,075

Preferred stock dividends on participating preferred stock	—	—

Total undistributed earnings (loss)	4,059	6,075
Undistributed earnings allocated to participating preferred stock	—	—

Net income (loss) attributable to common stockholders	4,059	6,075

Net income (loss) per share attributable to common stockholders:
Basic	$0.08	$0.11

Diluted	$0.07	$0.11

Weighted average number of shares used in computing net income (loss) per share:
Basic	54,029	53,149

Diluted	55,035	55,562

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
(1) Includes stock-based compensation as follows:
Cost of net revenues	$589	$341
Product development	2,259	1,324
Sales and marketing	1,422	1,238
General and administrative	2,543	2,111

Total	$6,813	$5,014

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Net income	$4,059	$6,075
Depreciation and amortization	3,926	4,204
Stock-based compensation expense	6,813	5,014
Third party acquisition-related costs	55	—
Other operating expenses	765	1,348
Interest expense, net	421	531
Other income (expense), net	243	(28)
Provision for income taxes	2,393	4,246

Adjusted EBITDA	$18,675	$21,390

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
GAAP Income before income taxes	6,452	10,321
GAAP provision for income taxes	(2,393)	(4,246)

GAAP Net income	$4,059	$6,075
Non-GAAP adjustments to net income:
Amortization of purchased intangibles	2,626	3,443
Stock-based compensation expense	6,813	5,014
Third party acquisition-related costs	55	—
Other operating expenses	765	1,348
Less: Tax effect of adjustments above	(3,544)	(3,263)

Total non-GAAP net income	$10,774	$12,617

Diluted net income per share
GAAP	$0.07	$0.11

Non-GAAP	$0.20	$0.23

Shares used in non-GAAP diluted EPS calculation:
Weighed-average shares outstanding used in calculating GAAP diluted EPS	55,035	55,562
Additional dilutive securities for non-GAAP diluted EPS	—	—
Weighted-average shares from assumed conversion of preferred stock prior to IPO	—	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	55,035	55,562

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	37.1%	41.1%
Tax effect of non-GAAP adjustments to net income	-1.6%	-3.8%

Non-GAAP effective tax rate	35.5%	37.3%

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of March 31,	As of December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$280,315	$244,482
Accounts receivable, net	45,521	69,603
Prepaids and other current assets, net	14,244	14,930

Total current assets	340,080	329,015
Property and equipment, net	17,903	16,949
Intangible assets, net	67,247	70,819
Goodwill	174,628	176,927
Other assets, net	4,885	5,394

Total assets	$604,743	$599,104

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,655	$5,482
Accrued compensation and benefits	6,327	12,138
Accrued expenses and other current liabilities	8,389	6,110
Income taxes payable	3,016	9,032
Current maturities of long term debt	10,000	10,000

Total current liabilities	32,387	42,762
Derivatives liability	—	—
Deferred tax liability—noncurrent	4,991	3,404
Long term debt	70,000	40,000
Other noncurrent liabilities	8,008	8,183

Total liabilities	115,386	94,349

Stockholders’ equity (deficit):
Common stock	53	54
Additional paid-in capital	500,896	517,421
Accumulated other comprehensive loss	(4,873)	(1,942)
Accumulated deficit	(6,719)	(10,778)

Total stockholders’ equity (deficit)	489,357	504,755

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$604,743	$599,104

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$4,059	$6,075
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization expense	3,926	4,204
Stock based compensation expense	6,813	5,014
Excess income tax benefit from stock-based compensation and other	(755)	(8,314)
Deferred income tax expense (benefit)	1,698	(4)
Non-cash interest expense	102	97
Amortization of deferred compensation	768	1,347
Other non-cash (gains) losses, net	1,038	55
Provision for doubtful accounts receivable	(252)	375
Changes in operating assets and liabilities:
Accounts receivable, net	23,142	15,567
Prepaid expenses and other current assets, net	(843)	(987)
Accounts payable	376	(1,977)
Accrued expenses and other current liabilities	(10,084)	(3,975)
Other noncurrent assets and liabilities	634	830

Net cash provided by (used in) operating activities	$30,622	18,307
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	—	—
Purchase of other assets	(2)	—
Purchase of property and equipment	(2,332)	(2,393)

Net cash used in investing activities	(2,334)	(2,393)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	29,950	—
Payments on notes payable	—	(1,750)
Payments of preferred stock dividends	—	—
Proceeds from public offerings, net of offering costs	—	(64)
Excess income tax benefit from stock-based compensation and other	755	8,314
Payments of principal on capital lease arrangements	(3)	(3)
Payments for repurchase of common stock	(24,473)	(6)

Proceeds from issuance of common stock, net of shares withheld for taxes	2,393	8,139

Net cash provided by (used in) financing activities	8,622	14,630
Effect of exchange rate changes on cash	(1,077)	41

Change in cash and cash equivalents	35,833	30,585
Cash and cash equivalents, beginning of period	244,482	165,881

Cash and cash equivalents, end of period	$280,315	$196,466